SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                           Current Report Pursuant to
                           Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                November 14,2000
                Date of Report (Date of Earliest Event Reported)



                              HBOA Holdings, Inc.*
                              --------------------
             (Exact Name of Registrant as Specified in its Charter)


   33-0231238                       Florida                     65-1053546
----------------                    -------                    ------------
(Commission                     (State or Other                 (IRS Employer
File Number)                     Jurisdiction of                 Identification
                                 Incorporation)                    Number)


2400 E. Commercial Blvd., St. 211
Ft. Lauderdale, FL                                                      33308
-------------------                                                  -----------
(Address of principal executive offices)                              (Zip Code)


                                 (954) 938-0810
               Registrant's telephone number, including area code

*The Company changed its name from Mizar Energy Company to HBOA Holdings, Inc.effective as of November 14, 2000. In connection with its name change, the company also changed its state of incorporation from Colorado to Florida.

ITEM 5.  OTHER EVENTS.

         On November 10, 2000, we held a Special Meeting of Shareholders at our corporate offices located at 2400 E. Commercial Blvd., Suite 221, Ft. Lauderdale, Florida, 33308, whereby our shareholders approved the following three (3) proposals, with the necessary number of votes required by our charter documents and applicable corporate laws,

         1. The reincorporation of the company from the state of Colorado to the state of Florida and changing the company's name to HBOA Holdings, Inc.

         2. Our Year 2000 Equity Compensation Plan;

         3. The election of Gary Verdier, Edward A. Saludes, Harvey Judkowitz, Robert Fivian and Marion & Carl Wolf, as directors, to serve for a one year term.

         The name change and reincorporation proposal became effective as of November 14, 2000. In the near future, we plan on changing our trading symbol from "MIZR" to another symbol that is more reflective of our new name.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
        EXHIBITS

         C. EXHIBITS

         2.1 Plan and Agreement of Merger dated as of October 2000, 2000 by and between Mizar Energy Company and HBOA Holdings, Inc.

         2.2 Articles of Merger filed with the Colorado Secretary of State on November 13, 2000.

         2.3 Articles of Merger filed with the Florida Secretary of State on November 14, 2000.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                    HBOA HOLDINGS, INC.


Date: November 15, 2000             By:  /s/ Edward Saludes
                                        -----------------------------
                                         Chief Executive Officer and President
                                         Secretary and Chairman